UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2022

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street

Houston, Texas 77010

(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, Matthew C. Harris resigned from the board of directors (the “Board”) of Hess Midstream GP LLC (“HESM GP”), the general partner of Hess Midstream GP LP (together with HESM GP, the “General Partner”), the general partner of Hess Midstream LP (the “Partnership”), effective immediately. Mr. Harris’s decision to resign from the Board did not involve any disagreement with the Partnership, the Partnership’s management or the Board. James K. Lee, an Investment Principal of Global Infrastructure Partners (“GIP”), was appointed to succeed Mr. Harris as a member of the Board, effective immediately.

Mr. Lee joined GIP in April 2009 and focuses on North American energy investments. Mr. Lee was actively involved in GIP’s investment in the Partnership. Prior to joining GIP, Mr. Lee was an investment banker at Goldman Sachs Australia from 2006 to 2009. Mr. Lee has been a director of the managing member of EnLink Midstream, LLC since February 2020 and previously served on the Board of Directors of Competitive Power Ventures, a privately held electric power generation development and asset management company from 2019 to 2021.

Hess Corporation (“Hess”) and GIP II Blue Holding, L.P., an entity managed by GIP, each have the right to nominate certain individuals to serve on the Board. Because the General Partner is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP LLC”), HIP GP LLC has the right to elect the entire Board following the nomination of directors by Hess and GIP. Mr. Lee, as the successor of Mr. Harris, was nominated by GIP and elected to the Board by HIP GP LLC. Mr. Lee is not expected to serve on any committee of the Board.

The officers or employees of GIP who serve as members of the Board do not receive additional compensation from the Partnership or the General Partner for their service as a member of the Board. Accordingly, Mr. Lee will not receive additional compensation from the Partnership or the General Partner for his service on the Board. Mr. Lee will have rights to indemnification by the Partnership pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership.

Mr. Lee does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through Mr. Lee’s employment with GIP, which owns a 50% interest in HIP GP LLC. Hess and GIP, through their ownership interests in the General Partner, own, in the aggregate, 898,000 Class A Shares of the Partnership (economic and voting) and 219,641,928 Class B Shares of the Partnership (non-economic, voting only). In addition, Hess and GIP own 219,641,928 Class B Units in Hess Midstream Operations LP, the Partnership’s consolidated subsidiary. For relationships between the Partnership, the General Partner, HIP GP LLC and Hess, see Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

By:	Hess Midstream GP LP,
its general partner

By:	Hess Midstream GP LLC,
its general partner

Date: February 22, 2022	By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer